                                 AMENDMENT NO. 1
                                       TO
                                  SCHEDULE 14A
                                  (RULE 14-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/X/   Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material under Section 240, Rule 14a-12

                                RSTAR CORPORATION
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.
      / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------------------
      (5)   Total fee paid:

      ----------------------------------------------------------------------
      / /   Fee paid previously with preliminary materials.
      / /   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)  Amount Previously Paid:

            ----------------------------------------------------------------
            (2)  Form, Schedule or Registration Statement No.:

            ----------------------------------------------------------------
            (3)  Filing Party:

            ----------------------------------------------------------------
            (4)  Date Filed:

            ----------------------------------------------------------------

                                  [LOGO] rStar


Dear Fellow Stockholder:


     You are cordially invited to attend the annual meeting of stockholders of rStar Corporation to be held on July ____, 2003, beginning at 10:00 a.m., local time, at the Crowne Plaza, 13400 W. Sunrise Blvd., Sunrise, Florida 33323. The business to be conducted at this meeting is set forth in the formal notice that follows.

     Only stockholders of record at the close of business on April 23, 2003 will be entitled to vote at the annual meeting. We hope that you will attend the annual meeting. In the meantime, please complete, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting and vote in person, your proxy card will not be used. The prompt return of the proxy card will save the expense involved in further communication.

     We look forward to seeing you at the annual meeting.

                                              Very truly yours,


/s/ SAMER F. SALAMEH                               /s/ OREN MOST
    ----------------                                   ---------
Samer F. Salameh,                                  Oren Most
Chief Executive Officer                            Chairman of the Board



Sunrise, Florida
July ____, 2003

                                  [LOGO] rStar

                   ------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY ____, 2003
                   ------------------------------------------

To Our Stockholders:

     Notice is hereby given that the annual meeting of stockholders of rStar Corporation, a Delaware corporation ("rStar" or the "Corporation"), will be held on July _____, 2003, beginning at 10:00 a.m., local time, at Crowne Plaza, 13400
W. Sunrise Blvd., Sunrise, Florida 33323 for the following purposes:

     1. To elect seven (7) directors for the ensuing year and until their successors are duly elected and qualified

     2. To ratify the appointment by the Board of Directors of Kost, Forer and Gabbay, a member of Ernst & Young Global, as independent auditors for the Corporation for the fiscal year ending December 31, 2003.

     3. To authorize an amendment to rStar's Fourth Amended and Restated Certificate of Incorporation to provide for an increase in the special distribution to the stockholders, pursuant to Sections 4.4(a) and (c) of the Closing Agreement, entered into by and between Gilat To Home Latin America (Holland) N.V., rStar, and Gilat Satellite Networks Ltd., dated as of August 2, 2002, relating to the acquisition of Starband Latin America (Holland) B.V.

     4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the accompanying proxy statement.

     Pursuant to our Bylaws, our Board of Directors has fixed the close of business on April 23, 2003 as the record date for the determination of those stockholders who are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. If you plan to attend the annual meeting, please be prepared to present valid picture identification. If you hold your shares of rStar common stock through a broker or other nominee, proof of ownership will be accepted by rStar only if you bring either a copy of the voting instruction card provided to you by your broker or nominee, or a copy of a brokerage statement showing your share ownership of rStar as of April 23, 2003.

     Whether or not you expect to attend the annual meeting, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the annual meeting either in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares of rStar common stock will be represented at the annual meeting.

     This proxy statement and the accompanying form of proxy are dated July ____, 2003 and are first being mailed to stockholders on or about July ____, 2003.

                                      By the Order of the Board of Directors
                                      of rStar Corporation

/s/ SAMER F. SALAMEH                                /s/ OREN MOST
    ----------------                                    ---------
Samer F. Salameh,                                   Oren Most
Chief Executive Officer                             Chairman of the Board

July ____, 2003

Sunrise, Florida

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.


                                                 TABLE OF CONTENTS
                                                 -----------------

                                                                                                            PAGES:
I.   QUESTIONS AND ANSWERS........................................................................................

II.  GENERAL......................................................................................................

III. PROPOSAL NO.1 - - ELECTIONS OF MEMBERS OF THE BOARD OF DIRECTORS.............................................
      General.....................................................................................................
      Information Regarding Nominees for Members of the Board of Directors........................................
      Required Vote...............................................................................................
      Compensation of Directors...................................................................................
      Board Meetings and Committees...............................................................................
      Compliance with Section 16(a) of the Exchange Act...........................................................
      Executive Compensation......................................................................................
      Option Grants in the Last Fiscal Year.......................................................................
      Options Exercised and Holdings..............................................................................
      Chief Executive Officer Compensation........................................................................
      Other Executive Compensation................................................................................
      Deductibility of Executive Compensation.....................................................................
      Audit Committee Report......................................................................................
      Stock Price Performance Graph...............................................................................
      Security Ownership of Certain Beneficial Owners and Management..............................................

IV.  PROPOSAL NO. 2 - - APPOINTMENT OF THE INDEPENDENT AUDITORS...................................................
      General.....................................................................................................
      Required Vote...............................................................................................

V.   PROPOSAL NO. 3 - - AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.....................
      General.....................................................................................................
      Required Vote...............................................................................................

VI.  PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS...............................................................

VII. OTHER MATTERS................................................................................................

APPENDICES........................................................................................................
----------

APPENDIX A -PROXY CARD............................................................................................
APPENDIX B - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION....................................................

               ---------------------------------------------------

                                RSTAR CORPORATION

                                 PROXY STATEMENT

                     FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

               ---------------------------------------------------


                I. QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

     This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors. The proxies will be used at our annual meeting of stockholders to be held on July ____, 2003, beginning at 10:00 a.m., local time, at the Crowne Plaza, 13400 W. Sunrise Blvd., Sunrise, Florida 33323.

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving this proxy statement and the proxy card, because you own shares of our common stock. This proxy statement describes the matters on which you are being asked to vote at our annual meeting.

     When you sign the proxy card, you appoint Samer F. Salameh as your representative at the annual meeting. Mr. Salameh will vote your shares, as you have instructed him on the proxy card, at the annual meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is important that you complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

     If a matter comes up for vote at the annual meeting that is not on the proxy card, Mr. Salameh will vote your shares, under your proxy, in accordance with his best judgment.

WHAT AM I VOTING ON?

     You will be voting on the following:

     o    Election of seven (7) directors for the ensuing year; and

     o Ratification of Kost, Forer and Gabbay, a member of Ernst & Young Global, as independent auditors for the Corporation for the fiscal year ending December 31, 2003; and

     o A proposal to amend rStar's Fourth Amended and Restated Certificate of Incorporation in order to provide for an increase in a special distribution to the stockholders of rStar's common stock, pursuant to Sections 4.4(a) and (c) of the Closing Agreement, relating to the acquisition of Starband Latin America (Holland) B.V.; and

     o    Any other business that properly comes before the annual meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     In order for us to conduct the annual meting, our Bylaws require the presence, either in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast on the matters to be presented at the annual meeting. This is called a "quorum." Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker "non-votes" are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to the proposals to be acted upon at the Annual Meeting. Therefore, broker "non-votes" will not have any effect on Proposals 1 or 2, but broker "non-votes" will have the effect of a vote AGAINST Proposal 3.

HOW MAY VOTES ARE NEEDED TO ELECT DIRECTORS?

     To be elected, each of the seven (7) nominees must receive the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote thereon.

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINT OF KOST, FORER AND GABBAY?

     To ratify the appointment of Kost, Forer and Gabbay, a member of Ernst & Young Global as our independent auditors for our fiscal year ending December 31, 2003, the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote thereon is required.

HOW MANY VOTES ARE NEEDED TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPATION?

     In order to amend rStar's Fourth Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of common stock is required.

WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders who owned our common stock as of April 23, 2003, the record date, or their duly appointed proxies, may attend the annual meeting and vote thereat. Registration and seating will begin at 10:00 a.m., local time. All stockholders attending the annual meeting will be asked to present valid picture identification, such as driver's license or passport. The use of cameras, recording devices and other electronic devices will be prohibited at the annual meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of April 23, 2003.

     Check in at the registration desk prior to the annual meeting.

HOW DO I VOTE?

     You may vote by:

     o    Completing, signing and returning the enclosed proxy card; or
     o    Attending the annual meeting and voting in person.

CAN I VOTE AT THE ANNUAL MEETING?

     You may vote your shares at the annual meeting if you attend in person. Even if you plan to be present at the annual meeting, we encourage you to vote your shares by proxy.

WHAT IF MY SHARES ARE REGISTERED IN MORE THAN ONE PERSON'S NAME?

     If you own shares that are registered in the name of more than one person, each person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of such appointment.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

     If you sign and return your proxy but do not include instructions, your proxy will be voted:

     o FOR the election of each of the seven (7) current directors referenced in Proposal No. 1 of this proxy statement; and

     o FOR the ratification of Kost, Forer and Gabbay's appointment as our independent auditors for our fiscal year ending December 31, 2003; and

     o FOR the proposal to amend rStar's Fourth Amended and Restated Certificate of Incorporation to provide for an increased special distribution, pursuant to the terms and conditions of the Closing Agreement.

CAN I CHANGE MY MIND AFTER I VOTE?

     Yes. You can change your vote at any time before the vote is taken at the annual meeting. You can do this in one of three ways. First, you can send in a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to EquiServe N.A., and it must be received by them before the vote is taken at the annual meeting. Third, you can attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

WHO CAN HELP ANSWER MY QUESTIONS?

     If you have more questions about the annual meeting or the proposals in this proxy statement, you should contact usat our principal executive office:

     rStar Corporation
     1560 Sawgrass Corporate Parkway, Suite 200
     Sunrise, Florida 33323
     Attention:        Ernesto A. Luciano, Esq.,
                       Managing Attorney
     Telephone:        (954) 858-1600

                                   II. GENERAL

     This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by the Board Directors for use at the annual meeting of stockholders to be held on July ____, 2003 beginning at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes of considering and acting upon the matters set forth herein.

The annual meeting will be held at the Crowne Plaza, 13400 W. Sunrise Blvd., Sunrise, Florida 33323. The hotel's telephone number is (954) 851-1020.

     This proxy statement and the form of proxy card are first being mailed on or about July ____, 2003, to all holders of our common stock entitled to vote at the annual meeting.

RECORD DATE AND BENEFICIAL OWNERSHIP

     As of April 23, 2003, 200,000,000 shares of common stock have been authorized and 104,529,864 shares of the Corporation's common stock are outstanding and have been issued to stockholders. In addition, 5,000,000 shares of preferred stock have been authorized but no preferred shares of common stock have been issued or are outstanding. For information regarding security ownership by management and by the beneficial owners of more than five percent of the Corporation's common stock, see the information under the heading "Security Ownership of Certain Beneficial Owners and Management".

     Votes at the annual meeting will be tabulated by inspectors of election appointed by rStar.

                  III. PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
                  --------------------------------------------

GENERAL

     rStar's Bylaws currently provide that the Board of Directors will consist of seven (7) members. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven (7) nominees named below to serve until the next annual meeting and until their successors are elected and qualified.

     In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not currently expected that any nominee will be unable or will decline to serve as a director.

INFORMATION REGARDING NOMINEES FOR MEMBERS OF THE BOARD OF DIRECTORS

     Set forth below is certain information regarding the nominees for directors of the Board of Directors of rStar. There is no family relationship among any of the nominees and current directors and executive officers of rStar. All nominees have consented to being named in this proxy statement and to serve, if elected, as a director of rStar.

   YOU ARE BEING ASKED TO VOTE ON THE ELECTION OF THESE NOMINEES AT THIS TIME.

     The nominees, their respective ages, the year in which they first became a director of rStar, their principal occupations or employment during the past five (5) years, and their current business address are as follows:


                                    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND CURRENT BUSINESS
           NAME             AGE     ADDRESS
    ----------------     ---------  --------------------------------------------------------------
    Oren Most                       Oren Most has been nominated to serve as Chairman of the
                                    Board of Directors for the fiscal year 2003.   On April 15,
                                    2003, Mr. Most was appointed as Chief Executive Officer of
                                    Gilat Satellite Networks Ltd. He was recently nominated to the Board of Directors of rStar to fill a vacancy caused by the resignation of Messrs. Yoel Gat and Amiel Samuels.  From
                                    1994 until 2003, Mr. Most served as Deputy CEO and Head of
                                    Customers Division of Cellcom (Israel) Ltd., one of Israel's
                                    largest cellular phone companies.  Prior to that and
                                    beginning in 1988, Mr. Most served as Chief Executive Officer of Keter Publishing House Ltd., a large Israeli book
                                    publishing company.    Mr. Most holds an MBA from New York
                                    University and a BA from Tel Aviv University. Mr. Most's
                                    business address is at Gilat House, 21 Yegia Kapayim Street,
                                    Kiryat Arye, Petah Tikva, Israel.

    Samer F. Salameh       38       Mr. Salameh has been nominated to serve as Director for the
                                    2003 fiscal year. Mr. Salameh served as Chairman of the Board of Directors for the period from November, 2002 until May 16,
                                    2003. In addition, Mr. Salameh currently serves as rStar's
                                    Chief Executive Officer and has served in that capacity since
                                    November, 2002. From 2000 to 2001 Mr. Salameh served as
                                    President and CEO of NetVmg Inc., an IP traffic management
                                    Corporation. In addition, during 2000, Mr. Salameh served as
                                    CEO of Telmex North America Ventures in which he managed a portfolio of companies including CompUSA, Topp Telecom,
                                    CommSouth, Telmex USA, etc. From 1997 until 2000, Mr. Salameh served as Chairman and CEO of Prodigy Communications
                                    Corporation. Mr. Salameh holds a Master of Arts in
                                    International Business from the Fletcher School,
                                    Tufts University and a Bachelor of Science in Management from the Polytechnic University in Brooklyn NY. Mr. Salameh's
                                    business address is 1560 Sawgrass Corporate Parkway, Suite
                                    200, Sunrise, Florida 33323.

    Shlomo Rodav                    Shlomo Rodav has been nominated to serve as Director for the
                                    fiscal year 2003.   On April 15 2003 Mr. Rodav was appointed
                                    as Chairman of the Board of Directors of Gilat Satellite
                                    Networks Ltd.   He was recently nominated to the Board of
                                    Directors of rStar to fill a vacancy caused by the
                                    resignation of Messrs. Yoel Gat and Amiel Samuels.  Mr. Rodav
                                    is the indirect owner, director, chairman and/or Chief
                                    Executive Officer of numerous companies in the investment, environment, infrastructure, food, hi-tech and other areas.
                                    Mr. Rodav has served as a director since 1996 of Israel
                                    Coldstorage & Supply Co. Ltd., a publicly held Corporation, and in an array of private companies including Torrel
                                    Investments Ltd. and Torrel-Crown (Israel) Ltd., Metzad
                                    Ateret Ltd., Waste Management (W.M.) Israel Ltd., Nymphaea
                                    A.A. Ltd., Tapoogan Industries Ltd., Jaf-Ora Ltd.,
                                    Jafora-Tabori Ltd. and others. Mr. Rodav served in the past as a director in numerous other companies, including, among others, Extent and Cellonet for which a receiver has been
                                    appointed. Mr. Rodav holds an MBA from Columbia University and a B.A. from the Tel Aviv University. Mr. Rodav's business address is at Gilat House, 21 Yegia Kapayim Street, Kiryat
                                    Arye, Petah Tikva, Israel.

    Sasson Darwish           38     Sasson Darwish has been -nominated to serve as Director for the fiscal year 2003. Mr. Darwish has been a director of
                                    rStar since May, 2001. Mr. Darwish serves as chairman of
                                    rStar's audit committee. Mr. Darwish is currently the CEO and
                                    President of DS Advisory Group, Inc., a strategic advisory services Corporation.  Until 2003, Mr. Darwish served as
                                    President of Emblaze Systems, Inc., a subsidiary of Emblaze
                                    Systems Ltd. (LSE "BLZ"), a publicly traded Israeli
                                    Corporation on the London Stock Exchange. Emblaze is a
                                    leading provider of mobile multimedia infrastructure
                                    solutions for wireless carriers. Prior to joining Emblaze,
                                    Mr. Darwish worked as an investment banker al Lehman
                                    Brothers' Global Technology Group from 1994 to 2000, covering telecommunications equipment, software and Internet
                                    infrastructure industries. Mr. Darwish earned his B.A. in
                                    Economics and Management at Tel Aviv University and his MBA
                                    at Yale School of Management. Mr. Darwish's address is at
                                    75 East End Avenue, New York, New York.

    Tulio Mejias           53       Tulio Mejias has been nominated to serve as Director for the
                                    2003 fiscal year. Mr. Mejias has been serving as a director and member of the Compensation Committee since September
                                    2002. Mr. Mejias also currently serves as president of
                                    Redescomm C.A., Corporacion

                                    CDT Red, C.A., Corporacion Tecnova C.A. and Invertel, C.A. -
                                    Telecomunicaciones, companies that all specialize in innovative telecommunications services.  From 1990 until 1998 Mr. Mejias served as Executive Vice President of C.A. Nacional Telefonos
                                    de Venezuela (CANTV). He also serves as member of the Board of Directors of Fedecamaras.  Mr. Mejias received a degree of
                                    Electrical Engineering from the Universidad Central de
                                    Venezuela, Caracas, a diploma of post graduate studies in
                                    telecommunications from Instituto Politecnico di Torino,
                                    Italy,  a masters degree in Business Administration from
                                    Instituto de Estudios Superiores de Administracion (IESA),
                                    Caracas and participated in the Ph.D. Program in the Brighton
                                    Business School of Sussex, England.  Mr. Mejias' address is
                                    Torre Adriatica de Seguros, Of 92, Av. Miranda, Plaza
                                    Francia, Altamira, Caracas, 1064, Venezuela.

    Santiago Cantu Garza   62       Santiago Cantu-Garza has been nominated to serve as Director for the 2003 fiscal year. Mr. Cantu has been serving as a
                                    director of and member of the Audit Committee since September
                                    2002. Mr. Cantu worked with Mexico's Grupo Televisa since
                                    1994 until 2001 serving in the following positions: CFO and
                                    Managing Director, Business Evaluation Director of Grupo
                                    Innova and Director of Sales, Finance and Administration of
                                    Cablevision. Mr. Cantu is a CPA from Universidad del Valle de and is a C.P.A in Mexico. Mr. Cantu-Garza's address is
                                    Insurgentes Sur #1685, piso 12, Guadalupe Inn, Mexico, D.F.,
                                    CP 01020. Mexico.

    Oded Maimon            51       Professor Oded Maimon has been nominated to serve as Director for the 2003 fiscal year. Prof. Maimon has been serving as director and as a member of the Compensation and Audit
                                    Committees since September 2002. Mr. Maimon is a Professor and Chairman of the Faculty of Engineering, Department of
                                    Industrial Engineering in the Tel-Aviv University, Israel and
                                    has held this position since 1991. Prior to that he has been with MIT and DEC. Mr. Maimon also currently serves on the
                                    board of directors of MedDak Ltd.  Mr. Maimon received a
                                    Bachelor of Science degree in Industrial Engineering and
                                    Management, and in Mechanical Engineering (Naval
                                    Architecture), and Masters of Science degree in Operations
                                    Research, all from the Technion - Israel Institute of
                                    Technology. Mr. Maimon also received a degree in Industrial
                                    Engineering (Robotics) from Purdue University. Mr. Maimon's address is at P.O. Box 26, Nir Zvi, Israel, 27905.

REQUIRED VOTE

     Directors receiving a majority of affirmative votes of the shares of rStar common stock present in person or represented by proxy and entitled to be voted shall be elected.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                  THE ELECTION OF SEVEN NOMINEES FOR DIRECTORS.

COMPENSATION OF DIRECTORS

     In the fiscal year 2002, each Director who was not an employee of rStar or any of its subsidiaries ("non-employee director") received fees for his service as a Director. Each non-employee director received an annual retainer of $10,000, plus $1,000 for each Board meeting they attended. Directors who served as a chair for the Compensation or Audit Committees each received an additional fee of $750 for each committee meeting they chaired. All other non-employee directors received a fee of $500 for each committee meeting they attended. Directors were also reimbursed for out of pocket expenses in attending Board meetings.

     Our 1998 Stock Plan, as amended in July, 2000, provides that options will be granted to non-employee directors pursuant to an automatic non-discretionary grant formula. Each non-employee director will be granted an option to purchase 20,000 shares of Common Stock on the date of each Annual Meeting of the Stockholders of rStar. Each option will be granted at the fair market value of the Common Stock on the date of grant. Options granted to non-employee directors under the 1998 Stock Plan will be fully vested and exercisable on the date of grant. The options to be granted under the 1998 Stock Plan will be nonqualified stock options. Nonqualified stock options are stock options which do not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Currently, all Directors other than Messrs. Most, Salameh and Rodav are eligible to participate in the 1998 Stock Plan as non-employee directors.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of 6 meetings (including regularly scheduled and special meetings) during the fiscal year 2002. During the last fiscal year, no incumbent director while a member of the Board of Directors attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served.

     Our Board of Directors has 2 standing committees: an Audit Committee, and a Compensation Committee. The Audit Committee, which currently consists of Messrs. Darwish (Chairman), Cantu and Maimon (each of whom is independent as defined in the NASD's listing standards) is responsible for, among other things, (1) recommending engagement of our independent auditors, (2) approving the services performed by such auditors, (3) consulting with such auditors and reviewing with them the results of their examination, (4) reviewing and approving any material accounting policy changes affecting our operating results, (5) reviewing our control procedures and personnel, and (6) reviewing and evaluating our accounting principles and our system of internal accounting controls. The Audit Committee held 5 meetings during the fiscal year 2002.

COMPENSATION COMMITTEE

     The compensation committee of the Board of Directors approves the compensation of our senior executives, reviews the general compensation policies and practices followed by us and our subsidiaries and administers our benefit plans.

     The Compensation Committee, which currently consists of Messrs. Darwish (Chairman), Mejias and Maimon, is responsible for (1) reviewing and approving the compensation and benefits for our officers and other employees, (2) administering our stock purchase and stock option plans, and (3) making recommendations to the Board of Directors regarding such matters. The Compensation Committee did not conduct any formal meetings during fiscal year 2002or in the first quarter of 2003. None of the current members is an officer or employee of rStar or its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised solely of outside Directors. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires our executive officers and our directors, and persons who own more than ten (10%) of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and ten (10%) stockholders are also required by SEC rules to furnish us with copies of all such forms that they file.

         Based solely on its review of the copies of such forms received by us, or written representations from certain reporting persons that no Form 5 was required for such persons, we believe that during fiscal 2002 all Section 16(a) filing requirements applicable to its executive officers, directors and ten (10%) stockholders were complied with.


EXECUTIVE COMPENSATION

                           Summary Compensation Table
                           --------------------------

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the 4 most highly compensated executive officers other than the Chief Executive Officer during the last fiscal year (the "Named Officers") for services rendered to us in all capacities during the last 3 fiscal years.

                                                                   SALARY                           LONG-TERM
                                                   FISCAL          ANNUAL                         COMPENSATION
    NAME AND PRINCIPAL POSITION                     YEAR        COMPENSATION         BONUS           AWARDS
    ---------------------------                     ----        ------------         -----           ------
    Samer Salameh CEO (1)...................        2002          $250,000          $150,000            -
    Gigi Oron interim CEO (2)...............        2002           200,000                 -            -
    Lance Mortensen(3)......................        2002         1,273,990                 -            -
         Chairman, CEO and President                2001           275,000           103,125            -
                                                    2000           261,692                 0            -
    Lior Kadosh, Interim CFO (4)                    2002            90,000            35,000            -
    Robert Edwards(5).......................        2002           312,627                 -            -
         SVP, Administration and CFO                2001           210,101            57,050         50,000
                                                    2000           154,000                 0        250,000
    Jay Scott(6)............................        2002           306,351                 -            -
         Chief Operating Officer                    2001           208,541            89,250        400,000
                                                    2000           131,000                 -            -

----------

     (1) Mr. Salameh joined us in November 2002 in his current position. From November 2002 until May 2003, Mr. Salameh acted as the Chairman of our Board of Directors.

     (2)  Mr. Oron served as interim CEO from August 2002 until November 2002.

     (3) Mr. Mortensen served as our Chief Executive Officer from June, 1997 to September, 1999. He was renamed Chief Executive Officer in October, 2000 and served in that capacity until August 4, 2002. Includes severance payment made on August 2002.

     (4)  Ms. Kadosh serves as interim CFO from November 4, 2002 to the present.

     (5) Mr. Robert Edwards joined us in March, 2000 and served until August 4, 2002. Includes severance payment made in August 2002.

     (6) Mr. Scott joined us in March, 2000 and served in this position from January, 2001 through August 2002. Includes severance payments made August 2002

OPTION GRANTS IN LAST FISCAL YEAR

     At the close of the StarBand Latin America transaction, rStar committed to exchange 0.686 options for each outstanding option in StarBand. At closing there were 2,834,235 outstanding options in StarBand, which based on the conversion ration would equal 1,921,206 options of rStar. All of the options are 10-year options and have an exercise price of $0.15 per share. Of the converted options issued by StarBand, 1,169,850 vested immediately upon issuance with the remainder vesting over a 4-year period.

     Mr. Sasson Darwish, one of our directors, was granted 20,000 shares at the Annual Meeting held in April 2002 at an exercise price of $0.40 per share under our 1998 Stock Plan. See the information below under the heading "Compensation of Directors;" except for those options, no other option grants were made during fiscal year 2002.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth, as to the Named Officers, certain information concerning stock options exercised during fiscal 2002 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock as of December 31, 2002.


                                                        EXERCISABLE            UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
                                                     ------------------    -------------------- ------------------ ----------------
                           SHARES                               NUMBER OF SECURITIES                   VALUE OF UNEXERCISED
                         ACQUIRED ON      VALUE                UNDERLYING UNEXERCISED                  IN-THE-MONEY OPTIONS
      NAME                EXERCISE       REALIZED            OPTIONS AT FISCAL YEAR END              AT FISCAL YEAR END ($)(1)
----------------      ---------------   -----------  ------------------------------------------ -----------------------------------
Samer Salameh                -               -                -                     -                    -                   -
Lance Mortensen              -               -                -                     -                    -                   -
Lior Kadosh                  -               -           10,719                 6,431                  965                 579
Gigi Oron                    -               -          240,100                     -               21,609                   -
Robert Edwards               -               -                -                     -                    -                   -
Jay Scott                    -               -                -                     -                    -                   -

(1) Market value of underlying securities based on the closing price of Corporation's Common Stock on December 31, 2002 (the last trading day of fiscal year 2002) on the NASDAQ SmallCap Market of $0.24 minus the exercise price.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Samer Salameh's annual base salary for fiscal year 2002 was $250,000.00. Mr. Salameh's employment agreement is for two years, ending November 4, 2004. Mr. Salameh received a signing bonus of $150,000.00 and commencing on January, 2004, shall be entitled to a bonus equal to 50% of his base salary, based upon meeting agreed performance goals during 2003 to be agreed upon with the compensation committee of the board. Additionally, Mr. Salameh will be reimbursed approximately $32,000 for his relocation expenses.

     Mr. Mortensen resumed service as our Chief Executive Officer in October, 2000. In determining the compensation of our Chief Executive Officer for the fiscal year ended December 31, 2002, we used an industry survey of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, as well as our corporate individual objectives for the fiscal year. Mr. Mortensen's annual base compensation for fiscal year 2002 was $275,000. Mr. Mortensen received $ 0 as an employee bonus for the fiscal year ended December 31, 2002. Mr. Mortensen received a severance payment in the amount of $1.1 million for Fiscal year ended 2002. Mr. Mortensen did not receive a stock option grant or stock award for fiscal year 2001.

OTHER EXECUTIVE COMPENSATION

     We provide certain compensation programs to executives that are also available to all rStar employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. We do not provide executive perquisites such as club memberships.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Internal Revenue Code of 1986, as amended (the "Code") limits the federal income tax deductibility of compensation paid to our chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. We may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering our current compensation plans and policy, rStar and the Committee believe that, for the near future, there is little risk that we will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, our compensation plans and policy will be modified to maximize deductibility if rStar and the Committee determine that such action is in our best interest.

AUDIT COMMITTEE REPORT

     The primary purpose of the audit committee of our Board of Directors is to assist the Board in overseeing management and the independent accountants in fulfilling their responsibilities in the financial reporting process of the Corporation. It is not the responsibility of the audit committee to plan or conduct audits or to determine that rStar's financial statements are in all material respects complete and accurate and in accordance with generally accepted accounting principles.

     This is the responsibility of management and the independent accountants. It is also not the responsibility of the audit committee to assure compliance with laws and regulations or with any codes or standards of conduct or related policies adopted by rStar from time to time which seek to ensure that the business of rStar is conducted in an ethical and legal manner.

     The audit committee has reviewed and discussed the consolidated financial statements of rStar and it subsidiaries set forth in Item 15 of or 2002 Annual Report with management of rStar and Kost, Forer and Gabbay, a member-practice of Ernst & Young Global, independent auditors for rStar.

     The audit committee has discussed with Kost, Forer and Gabbay the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of rStar's financial statements.

     The audit committee has received the written confirmation from Kost, Forer and Gabbay required by Independence Standards Board Standard No. 1 and has discussed with Kost, Forer and Gabbay their independence from rStar.

     Based on the review and discussions with management of rStar and Kost, Forer and Gabbay referred to above, and other matters the audit committee deemed relevant and appropriate, the audit committee has recommended to the board of directors that rStar publish the financial statements of rStar for the year ended December 31, 2002 in our 2002 annual report.

AUDIT COMMITTEE

Sasson Darwish (Chairman)
Santiago Cantu Garzen
Oded Maimon


STOCK PRICE PERFORMANCE GRAPH

     The stock price performance graph below is required by the Securities and Exchange Commission. This graph shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this graph by reference. The graph below compares the cumulative total stockholder return on our common stock, the Standard & Poors 500 Index and the NASDAQ composite index from October 21, 1998(the effective date of our registration statement with respect to our initial public offering) to March 31, 2000 (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                       -----------------------------------

                                rStar Corporation






                               [PERFORMANCE GRAPH]






--------------------------------------------------------------------------------
   The above graph was plotted using the following data:

------------------- ----------------- ------------------ ----------------- ----------------
                                            NASDAQ
                         RStar        RStar Corporation      Composite         S&P 500
                      Corporation         Investment           Index            Index
                      Market Price           Value       Investment Value     Investment
                                                                                Value
------------------- ----------------- ------------------ ----------------- ----------------
10/21/99                       $7.62            $100.00           $100.00          $100.00
------------------- ----------------- ------------------ ----------------- ----------------
12/31/99                        8.62             113.12            145.23           114.46
------------------- ----------------- ------------------ ----------------- ----------------
3/31/00                         7.62             100.00            163.20           116.75
------------------- ----------------- ------------------ ----------------- ----------------
6/30/00                         2.75              36.09            141.55           113.32
------------------- ----------------- ------------------ ----------------- ----------------
9/30/00                         1.75              22.97            131.08           111.91
------------------- ----------------- ------------------ ----------------- ----------------
12/31/00                        0.56               7.35             88.17           102.86
------------------- ----------------- ------------------ ----------------- ----------------
3/31/01                         0.91              11.94             65.68            90.40
------------------- ----------------- ------------------ ----------------- ----------------
6/30/01                         0.75               9.84             77.11            95.39
------------------- ----------------- ------------------ ----------------- ----------------
9/30/01                         0.60               7.87             53.49            81.09
------------------- ----------------- ------------------ ----------------- ----------------
12/31/01                        0.39               5.12             69.61            89.44
------------------- ----------------- ------------------ ----------------- ----------------
3/31/02                         0.64               8.40             65.86            89.39
------------------- ----------------- ------------------ ----------------- ----------------
6/30/02                         0.46               6.04             52.22            77.11
------------------- ----------------- ------------------ ----------------- ----------------
9/30/02                         0.18               2.36             41.83            63.51
------------------- ----------------- ------------------ ----------------- ----------------
12/31/02                       $0.24             $ 3.15           $ 47.66          $ 68.54
------------------- ----------------- ------------------ ----------------- ----------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding the approximate beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of shares of common stock, as of March 31, 2003, our directors and officers of the Corporation, the directors and executive officers of the Corporation as a group, and each holder of our common stock known by us to beneficially own five percent (5%) or more of the issued and outstanding shares of common stock.

     In connection with the preparation of the following table and the calculation of beneficial ownership, we have relied upon information furnished by each director, executive officer, and 5% or more stockholder of rStar included in the following table, with respect to the beneficial ownership of such director, executive officer, and 5% or more stockholder of rStar. Unless otherwise indicated, the mailing address for each director, executive officer, or stockholder of rStar included in the following table is rStar Corporation, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.


     Name and Address of Beneficial Owners(1)(2)                              Shares       Percentage
                                                                           Beneficially   Beneficially
                                                                             Owned(1)        Owned
     Gilat Satellite Networks, Ltd. (3) ...............................     88,707,564        85%
          1651 Old Meadow Road
          McLean, Virginia 22102
     Sasson Darwish (4) ...............................................         31,660          *
     Samer Salameh (5) ................................................              -          *
     Tulio Mejias (6)..................................................              -          *
     Santiago Garza (6)................................................              -          *
     Oded Maimon (6)...................................................              -          *
     Shlomo Rodav (7)..................................................              -          *
     Oren Most (7).....................................................              -          *
     Lior Kadosh (9) ..................................................         13,934          *
     All directors and executive officers as a group (8  persons) .....         45,594          *

     *    Less than 1%

     (1) The number of shares owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of January 10, 2003, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

     (2) Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o rStar Corporation, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.

     (3) Based on Schedule TO, and amendments, thereto filed with the SEC on February 19, 2002, Gilat Satellite Networks Ltd. ("Gilat") held shared voting as to all of such shares. Gilat indicates that it had no sole voting, sole dispositive, or shared dispositive power over any of these shares.

     (4) Includes options to purchase 31,660 shares of our common stock exercisable within 60 days of July 17, 2003. Mr. Darwish's address is 75 East End Avenue, New York, New York.

     (5) Mr. Salameh is a member of the Board and Chief Executive Officer. From November 2002 until May 2003, Mr. Salameh acted as the Chairman of our Board of Directors.

     (6) Appointed as a director in September 2002. Mr. Maimon was appointed as the Chairman of our Board of Directors in April 2003.

     (7) Appointed as a director in May 2003 to fill the vacancy created by the resignations of Messrs. Gat and Samuels.

     (8) Includes options to purchase 13,934 shares of our common stock exercisable within 60 days of July 17, 2003. Ms. Kadosh is our Interim Chief Financial Officer.

  IV. PROPOSAL NO. 2--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
  ---------------------------------------------------------------------------


GENERAL

     The Audit Committee and the Board of Directors selected and appointed of Kost, Forer and Gabbay, a member of Ernst & Young Global, to act as our independent accountants for the year ended December 31, 2003. In recognition of the important role of the independent accountants, their selection is submitted to the stockholders for their review and ratification on an annual basis.

     For the year ended December 31, 2002 fees were in the amount of $146,000.00 for the annual audit, and $30,000.00 for all other fees, including audit related services and zero for non-audit related services. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.

     A representative of Kost, Forer and Gabbay, a member of Ernst & Young Global will be present at the annual meeting, will be given an opportunity to make a statement, and is expected to be available to respond to questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following summarizes the fees billed to us by Kost, Forer and Gabbay, a member of Ernst & Young Global for professional services rendered in 2002:

     SERVICES:                                                   FEES BILLED
     -----------------------------------------------------------------------
     Audit Fees (1)............................................. $146,000.00
     Audit-Related Fees (2)....................................... 30,000.00
     Tax Fees (3)......................................................... -
     All Other Fees (4)................................................... -
        Total................................................... $176,000.00

     (1) Audit Fees consisted primarily of fees for the audit of our annual financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits for our insurance subsidiaries and review of SEC registration statements.

     (2) Audit-Related Fees consisted primarily of fees related to the review of specific transactions.

     (3) Tax Fees consisted primarily of fees for tax compliance, tax advice and tax planning.

     (4) All Other Fees consist of fees for other services not described in notes (1), (2), and (3) above.

REQUIRED VOTE

     Although stockholder approval is not required for the appointment of Kost, Forer and Gabbay, since the Board of Directors has the responsibility of selecting auditors, the Board of Directors has conditioned its appointment of rStar's independent auditors upon the receipt of the affirmative vote of a majority of the shares of common stock present, in person or represented by proxy, at the Annual Meeting. In the event that the stockholders do not approve the selection of Kost, Forer and Gabbay, the Board of Directors will reconsider its appointment.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
         THE RATIFICATION OF THE APPOINTMENT OF KOST, FORER AND GABBAY,
                        AS RSTAR'S INDEPENDENT AUDITORS.

      V. PROPOSAL NO. 3- - AMENDMENT TO RSTAR'S FOURTH AMENDED AND RESTATED
      ---------------------------------------------------------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------

     The Board of Directors is proposing to amend the Fourth Amended and Restated Certificate of Incorporation of rStar to make certain adjustments to the calculation of the total amount of the special cash distribution provided for in the certificate of incorporation to assure that, notwithstanding our assumption of certain employee stock options upon the acquisition of StarBand Latin America, the potential per share amount of the special distribution remains unchanged.

BACKGROUND OF AND REASON FOR PROPOSED AMENDMENT

     On August 2, 2003, we acquired StarBand Latin America (Holland) B.V. ("StarBand Latin America"), an indirect subsidiary of our majority owner, Gilat Satellite Networks, Ltd ("Gilat"), in exchange for 43,103,448 shares of the Company's common stock. The acquisition of StarBand Latin America had been approved by our stockholders on April 30, 2002.

     In order to provide our stockholders with some assurance that the anticipated performance of the StarBand Latin America business would translate into increased value for the non-Gilat stockholders, in connection with the acquisition, we and Gilat agreed that the we would commit to pay a special distribution to our stockholders (other than Gilat) if StarBand Latin America did not achieve certain earnings targets described below for either one or both of the years ended June 30, 2003 and June 30, 2004. Further, in order to assure that the possible benefits of any special distribution to the non-Gilat stockholders could not be diluted through the issuance of additional shares of our common stock prior to the payment of any special distribution, it was agreed that, subject to certain exceptions, we would not issue additional shares of common stock until our obligations with respect to the special distribution were satisfied. One such exception to the our agreement not to issue additional shares of common stock included the right for us to issue common stock pursuant to employee stock option plans or other stock based compensation plans, in any such case, so long as the number of shares of common stock issuable under employee stock option plans or other stock based compensation plans does not exceed, in the aggregate, 1% of the issued and outstanding shares of our common stock as of the closing of the StarBand Latin America acquisition and related exchange offer. That 1% cap represented 1,067,843 shares.

     At the stockholders' meeting at which the acquisition was considered and approved, our stockholders were asked to, and did, approve the adoption of our Fourth Amended and Restated Certificate of Incorporation which incorporated the foregoing provisions.

     In addition to the foregoing provisions regarding the special distribution, in connection with the acquisition, we also agreed that we would assume all of the employee stock options of StarBand Latin America outstanding as of the closing date of the acquisition and convert such options into the right to acquire shares of our common stock. However, at the time of the closing of the acquisition, based upon the applicable exchange ratio of shares of our common stock for shares of the common stock of StarBand Latin America, we were obligated to assume options covering 2,834,235 shares of our common stock, thereby exceeding the 1% threshold referred to above by 1,766,392 shares. Accordingly, at the closing, Gilat to Home Latin America (Holland) N.V., the company and Gilat entered into a closing agreement (the "Closing Agreement") pursuant to which, among other things, the parties agreed to seek to modify the Amended and Restated Certificate in order to assure that, notwithstanding the possible issuance of additional shares of common stock as a result of the assumption of the StarBand Latin American options, our stockholders, other than Gilat, would receive the same per share special distribution as they would have received if the number of options assumed had been limited to the 1% cap referred to above.

     As described below, in the Closing Agreement, it was agreed that that would be done by causing the aggregate amount of the special distribution to be grossed up so that, notwithstanding any additional issuances of shares as a result of the exercise of any of the assumed options, the amount of the per share special distribution would remain the same. Further, in order to assure that the Company would not have to bear the financial burden of any resulting increase, it was agreed that Gilat would fund any such increased amount.

     You are now being asked to approve that amendment.

THE SPECIAL DISTRIBUTION

     In connection with the StarBand Latin America acquisition, we committed to pay a special distribution to the holders of our common stock (other than Gilat and its affiliates, which agree to waive such distribution) under certain circumstances. In accordance with the acquisition agreement for the StarBand Latin America acquisition, we amended our certificate of incorporation such that, in the event that the StarBand Latin America business so acquired did not achieve certain net income targets agreed to by the parties during each of the one year periods ended June 30, 2003 and June 30, 2004, the holders of our common stock on those dates (other than Gilat and its affiliates) will be entitled to their pro rata share of a special distribution equal to either a $5.0 million cash payment, a $2.5 million cash payment, or no cash payment, depending upon the net income from the StarBand Latin America business.

     Specifically, if the net income for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003 is less than or equal to $1.6 million, the special distribution shall be $5.0 million and if the net income for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003 is greater than $1.6 million and less than or equal to $2.5 million, the special distribution shall be $2.5 million. If the net income for the StarBand Latin America business for the period from July 1, 2002 through June 30, 2003 is greater than $2.5 million, then no payment shall be due. The payment in connection with the StarBand Latin America business's net income for the period from July 1, 2002 through June 30, 2003 is called the "First Distribution Payment".

     If the net income for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004 is less than or equal to $11.0 million, the special distribution shall be $5.0 million and if the net income for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004 is greater than $11.0 million and less than or equal to $16.5 million, the special distribution shall be $2.5 million. If the net income for the StarBand Latin America business for the period from July 1, 2003 through June 30, 2004 is greater than $16.5 million, there shall be no special distribution. The payment in connection with the StarBand Latin America business's net income for the period from July 1, 2003 through June 30, 2004 is called the "Second Distribution Payment".

     In connection with the acquisition of StarBand Latin America, Gilat agreed to guarantee the payment of this special distribution.

THE CLOSING AGREEMENT

     As a part of the StarBand Latin America acquisition, we agreed that, subject to certain exceptions, we would not issue additional shares of rStar common stock. An exception to this prohibition was made for shares up to an aggregate of 1% of the issued and outstanding shares of rStar as of the closing of the exchange offer in connection with the acquisition (on a fully diluted basis) (the "Stock Cap") pursuant to employee stock option plans or other stock based compensation plans. As of August 2, 2002, the closing date of the StarBand Latin America acquisition, based upon the applicable exchange ratio between the shares of StarBand Latin America common stock and our common stock, we assumed options to purchase up to 2,834,235 shares of our common stock (the "SLA Options"). This amount of stock exceeded the Stock Cap, equal to 1,067,843 shares, provided for under the StarBand Latin America acquisition agreement.

     Pursuant to the Closing Agreement, in order to preserve the relative value of the Special Distribution to our stockholders notwithstanding the fact that potential stock issuances pursuant to the SLA options could exceed the Stock Cap, we agreed to increase the amount of the special distribution, if any, payable to our shareholders in 2003 and 2004. The proposed amendment to our Fourth Amended and Restated Certificate of Incorporation which you are being asked to consider effects this agreed to increase in the special distribution potentially payable to our shareholders. Further, in order to assure that the Company would not have to bear the financial burden of any resulting increase, it was agreed that Gilat would fund any such increased amount.

     Specifically, the Closing Agreement provided for the following:

                        "4.4   The Parties agree that Purchaser [rStar] shall be
                    compensated for the participation in the Special Distribution of any shares of Purchaser Stock issued upon exercise of the SLA Options, that exceed 1,067,843 shares of Purchaser Stock (representing 1% of the issued and outstanding shares of Purchaser Stock as of the Closing of the Offer on a Fully Diluted Basis). Accordingly, it is agreed that:

                        (a) Purchaser will increase the First Distribution Amount and the Second Distribution Amount (as such terms are defined in Purchaser's Fourth Amended and Restated Certificate of Incorporation), as applicable, in an amount equal to the product of (A) the quotient of (x) the respective Special Distribution, divided by (y) the number of outstanding shares of Purchaser Stock at the time of payment of the distribution amount less (i) shares of Purchaser Stock held by the Gilat Parties and their Affiliates and (ii) shares of Purchaser Stock issued upon exercise of SLA Options (excluding 1,067,843 shares that constitute 1% of the issued and outstanding shares of Purchaser Stock as of the Closing of the Offer on a Fully Diluted Basis); multiplied by (B) the number of shares of Purchaser Stock issued upon exercise of SLA Options in excess of 1,067,843 shares (constituting 1% of the issued and outstanding shares of Purchaser Stock as of the Closing of the Offer on a Fully Diluted Basis).

                        (b) The Gilat Parties will transfer to Purchaser, contemporaneously with payment of any portion of the Special Distribution, funds equal to the amount by which Purchaser increased such Special Distribution in accordance with
                    Section 4.5(a) above (the "Increased Distribution")."

CHANGES TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     Pursuant to the Closing Agreement, we have agreed to seek approval of our stockholders to amend our certificate of incorporation to increase the First Distribution Amount and the Second Distribution Amount, as applicable, in an amount equal to the product of (A) the quotient of (x) the amount of the respective special distribution, DIVIDED BY (y) the number of outstanding shares of our common stock at the time of payment of the distribution amount LESS (i) shares of our common stock held by Gilat and its affiliates and (ii) shares of our common stock issued upon exercise of SLA Options in excess of the Stock Cap; MULTIPLIED BY (B) the number of shares of our common stock issued upon exercise of SLA Options in excess of the Stock Cap. The amount represented by clause (A) is the per share amount of the applicable special distribution that would have been paid if share issuances had not exceeded the Stock Cap. Adding this amount for each share that exceeds the Stock Cap to each distribution payment (i.e. multiplying (A) and (B) and adding it to the First or Second Distribution Payment, as applicable) cancels out the dilutive effect of such issuances on the amounts of the special distribution payments, if any.

     The effect of the proposed amendment is to gross up the aggregate amount of any special distribution by an amount that will assure that, even if shares are issued pursuant to the exercise of SLA Options in an amount in excess of the 1% Stock Cap, the amount of the per share special distribution received by our stockholders will be the same as if no such shares have been issued. As a result, if the amendment is approved, the aggregate amount of the First or Second Distribution Payment could be increased (with the per share amount of such distribution remaining unchanged). However, since Gilat has agreed to fund any such increased amount, there will be no increase in the Company's financial obligation. Alternatively, if the proposed amendment is not approved, the amount of the First or Second Distribution Payment will remain unchanged, but the per share amount of any such distribution could be diluted as a result the issuance of additional shares upon the exercise of SLA Options.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of rStar's common stock present in person or represented by proxy and entitled to vote thereon is required to approve the proposed amendment to rStar's Fourth Amended and Restated Certificate of Incorporation. Abstentions and broker "non-votes" will have the effect of a vote AGAINST this Proposal 3.

     Gilat, which owns approximately 85% of our common stock, has agreed to vote for the proposed amendment. Accordingly, the proposed amendment is expected to be adopted.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO AMEND RSTAR'S
            FOURTH AMENDED AND RESTATED CERTFICATE OF INCORPORATION.

               VI. PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS
               --------------------------------------------------

     Stockholders may present proper proposals for inclusion in the Corporation's proxy statement for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Corporation in a timely manner. In order to be included in the Corporation's proxy materials for the 2004 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Corporation no later than _________, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Corporation's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Corporation's proxy statement, to be brought before an annual meeting of the stockholders. To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or other person so authorized pursuant to the Corporation's Bylaws, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his or her intent to bring such business before such meeting.

     To be timely, such stockholder's notice must be delivered to and received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the day that is 120 days prior to the first anniversary of the preceding year's annual meeting; or, for the 2004 annual meeting of stockholders, no later than March ___, 2004.

     The rules of the Securities and Exchange Commission (the "SEC") provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of stockholders if the proponent fails to notify the Corporation at least forty-five (45) days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a proponent does not notify the Corporation on or before ___________, 2004 of a proposal for the 2004 Annual Meeting, management may use its discretionary voting authority to vote on such proposal. All notices of proposals by stockholders, whether or not included in the Corporation's proxy materials should be sent to rStar Corporation, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.

                               VII. OTHER MATTERS
                               ------------------

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote the shares they represent in accordance with their own judgment on such matters.

     It is important that your shares be presented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                            RSTAR CORPORATION

                                            BY ORDER OF THE BOARD OF DIRECTORS

Sunrise, Florida
July ____, 2003

                                  APPENDIX "A"
                                  ------------

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention.

     Your vote counts and you are strongly encouraged to exercise y our right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

     Thank you in advance for your prompt consideration of these matters

                                           Sincerely,

                                           rStar Corporation

--------------------------------------------------------------------------------


                                   DETACH HERE

                                      PROXY

                                RSTAR CORPORATION

                   1560 SAWGRASS CORPORATE PARKWAY, SUITE 200
                             SUNRISE, FLORIDA 33323

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RSTAR CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY ____, 2003 BEGINNING AT 10:00 A.M., LOCAL TIME, AT THE CROWNE PLAZA, 13400 W. SUNRISE BLVD., SUNRISE, FLORIDA, 33323.

     The undersigned stockholder of rStar Corporation (the "Corporation"), a Delaware corporation, hereby appoints Mr. Samer F. Salameh, as proxy for the undersigned with full power of substitution, to represent and vote as specified in the proxy all shares of Common Stock of the Corporation that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting') to be held on July ____, 2003, beginning at 10:00 a.m., local time, at the Crowne Plaza, 13400 W. Sunrise Blvd., Sunrise, Florida 33323 and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE SEVEN DIRECTOR NOMINEES AND THE APPROVAL OF ALL PROPOSALS AND IN ACCORDANCE WITH THE DETERMINATION OF MR. SALAMEH AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the corporate secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES AND "FOR" THE APPROVAL OF ALL THE OTHER PROPOSALS AT THE ANNUAL MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX SET FORTH ON THE REVERSE SIDE, BUT IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, YOU MAY SIGN AND DATE THE REVERSE OF THIS CARD WITHOUT CHECKING ANY BOX. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return all cards in the enclosed envelope.

     1. THIS PROXY when properly executed will be voted in the manner directed hereof. If no direction is given, the proxy will be voted FOR item 2 and FOR the director nominees listed in Item 1.To elect the directors for the ensuing year and until their successors are duly elected and qualified. The following persons have been nominated to serve as directors:

          Nominees: (01) Samer F. Salameh, (02) Shlomo Rodav, (03) Oren Most,
          (04) Sasson Darwish and (05) Tulio Mejias, (06) Santiago Cantu Garza,
          (07) Oded Maimon.

          FOR                                         WITHHOLD
          all nominees    [ ]                  [ ]    AUTHORITY
          listed above                                to vote for all
                                                      nominees listed
                                                      above

          [ ]  ________________________________________________________________
               (INSTRUCTIONS: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee on the line provided above and check the box to the left)

     2.   To ratify the appointment of Kost, Forer and Gabbay as rStar's Against             FOR            AGAINST        ABSTAIN
          Abstain independent auditors for the year ending December 31, 2003.             -----------     -----------    -----------

                                                                                          -----------     -----------    -----------

     3.   To amend rStar's Fourth Amended and Restated Certificate of
          Incorporation to increase special distributions that rStar's                    -----------     -----------    -----------
          stockholders may be entitled to receive as further described in the
          accompanying proxy statement and as set forth in APPENDIX B thereto.            -----------     -----------    -----------

     4. In his discretion, Mr. Samer F. Salameh is hereby authorized to vote upon such other business as may properly come before the Annual
          Meeting, including any adjournment or postponement thereof.

     NOTE: Please sign exactly as your name appears on this proxy card. Joint owners should each sign personally. When signing as attorney, executor, administrator, person representative, trustee or guardian, please give full titles as such. (Please sign, date and return this proxy card in the enclosed envelope.)

Signature:                            Date:                Signature:                          Date:
          --------------------------       -------------             ------------------------       --------------

                                  APPENDIX "B"
                                  ------------

                            CERTIFICATE OF AMENDMENT
                                       TO
                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                RSTAR CORPORATION

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware

     rStar Corporation, a Delaware corporation (the "Corporation"), hereby certifies to the Secretary of State of the State of Delaware that:

     FIRST: The original name of this corporation is ZapMe! Delaware Corporation and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is July 22, 1999. The name of this corporation was previously changed to ZapMe! Corporation and the date of filing the Second Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is October 21, 1999. The name of this corporation was previously changed to rStar Corporation and the date of filing the Third Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is March 19, 2001. The date of filing the Fourth Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is August 2, 2002.

     SECOND: This Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation (this "Amendment") was duly adopted and declared advisable at a meeting of the Board of Directors of the Corporation in accordance with the applicable provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware (the "DGCL").

     THIRD: The stockholders of the Corporation duly adopted this Amendment by the vote of the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action in accordance with the applicable provisions of Section 242 of the DGCL.

     FOURTH: Sections B.2 and B.3 of Paragraph IV of Article Fourth of the Fourth Amended and Restated Certificate of Incorporation, as amended, are hereby amended and restated in their entireties as follows:

     "2. As used herein, the "First Distribution Amount" shall mean an amount in cash calculated as follows:

          (a)   In the event that during the fiscal period commencing on July
     1, 2002 and ending on June 30, 2003 (inclusive) (such fiscal period being referred to herein as the "First Calculation Period") the Corporation's Applicable Net Income (as defined below) is less than or equal to $1,600,000, the First Distribution Amount shall be $5,000,000 plus the Additional Amount (as defined below in Section 3A of Paragraph IV.B of this Article Fourth); PROVIDED, HOWEVER, that in the event that such First Distribution Amount is, for any reason, not distributed to the First Period Record Holders on or before the First Payment Date, the amount of such First Distribution Amount shall increase at a rate of 7% per annum from the First Payment Date until the date on which the First Distribution Amount is actually distributed to the First Period Record Holders; and

          (b) In the event that during the First Calculation Period the Corporation's Applicable Net Income is greater than $1,600,000 and less than or equal to $2,500,000, the First Distribution Amount shall be $2,500,000 plus the Additional Amount; provided, however, that, in the event that such First Distribution Amount is, for any reason, not distributed to the First Period Record Holders on or before the First Payment Date, the amount of such First Distribution Amount shall increase at a rate of 7% per annum from the First Payment Date until the date on which the First Distribution Amount is actually distributed to the First Period Record Holders.

          (c) In the event that during the First Calculation Period, the Corporation's Applicable Net Income is greater than $2,500,000, the First Distribution Amount shall be zero.

          (d) Anything contained in Section IV.B.2(a) and (b) above to t he contrary notwithstanding, in the event that the Audited Statements (as defined below) with respect to the First Calculation Period is not filed by the Corporation with the United States Securities and Exchange Commission (the "SEC") or otherwise publicly announced or delivered to holders of the Common Stock on or before December 31, 2003, the First Distribution Amount shall be $5,000,000 plus the Additional Amount; PROVIDED, HOWEVER, that, in the event that such First Distribution Amount is, for any reason, not distributed to the First Period Record Holders on or before the First Payment Date, the amount of such First Distribution Amount shall increase at a rate of 7% per annum from the First Payment Date until the date on which the First Distribution Amount is actually distributed to the First Period Record Holders.

     3. As used herein, the "Second Distribution Amount" shall mean an amount in cash calculated as follows:

          (a)   In the event that during the fiscal period commencing on July
     1, 2003 and ending on June 30, 2004 (inclusive) (such fiscal period being referred to herein as the "Second Calculation Period" and, together with the First Calculation Period, each a "Calculation Period") the Corporation's Applicable Net Income is less than or equal to $11,000,000, the Second Distribution Amount shall be $5,000,000 plus the Additional Amount; PROVIDED, HOWEVER, that, in the event that such Second Distribution Amount is, for any reason, not distributed to the Second Period Record Holders on or before the Second Payment Date, the amount of such Second Distribution Amount shall increase at a rate of 7% per annum from the Second Payment Date until the date on which the Second Distribution Amount is actually distributed to the Second Period Record Holders; and

          (b) In the event that during the Second Calculation Period the Corporation's Net Income is greater than $11,000,000 and less than or equal to $16,500,000, the Second Distribution Amount shall be $2,500,000 plus the Additional Amount; PROVIDED, HOWEVER, that, in the event that such Second Distribution Amount is, for any reason, not distributed to the Second Period Record Holders on or before the Second Payment Date, the amount of such Second Distribution Amount shall increase at a rate of 7% per annum from the Second Payment Date until the date on which the Second Distribution Amount is actually distributed to the Second Period Record Holders.

          (c) In the event that during the Second Calculation Period, the Corporation's Applicable Net Income is greater than $16,500,000, the Second Distribution Amount shall be zero.

          (d) Anything contained in Section IV.B.3(a) and (b) above to the contrary notwithstanding, in the event that the Audited Statements with respect to the Second Calculation Period is not filed by the SEC or otherwise delivered to holders of the Common Stock on or before December 31, 2004, the Second Distribution Amount shall be $5,000,000 plus the Additional Amount; PROVIDED, HOWEVER, that, in the event that such Second Distribution Amount is, for any reason, not distributed to the Second Period Record Holders on or before the Second Payment Date, the amount of such Second Distribution Amount shall increase at a rate of 7% per annum from the Second Payment Date until the date on which the Second Distribution Amount is actually distributed to the Second Period Record Holders.

     3A. As used herein, the "Additional Amount" shall mean an amount equal to the product of (A) the quotient of (x) the dollar amount of the applicable special distribution, DIVIDED BY (y) the number of outstanding shares of Common Stock at the time of payment of the distribution amount LESS (i) the number of shares of Common Stock held by the Gilat Parties and their Affiliates AND (ii) the number of shares of Common Stock issued upon exercise of the options to purchase Common Stock held by SLA (defined below) in excess of 1,067,843 shares; MULTIPLIED BY (B) the number of shares of Common Stock issued upon exercise of the options to purchase Common Stock held by SLA in excess of 1,067,843 shares."



                   (SIGNATURES APPEAR ON THE FOLLOWING PAGE.)

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Amendment to be signed by its President and attested to by its Secretary as of this _____ day of ______, 2003.



ATTEST:                                     RSTAR CORPORATION,
                                            a Delaware corporation




____________________________(SEAL)          ________________________________
Name:                                       Name:
Title:                                      Title: